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                                   AGREEMENT


         Agreement dated December 8, 1998, between Compact Disc Packaging Corp. ("CDP") and David Kassel.

         WHEREAS, CDP delivered to David Kassel a Promissory Note dated January 1, 1998 in the amount of one hundred seven thousand five hundred dollars ($107,500) payable in a lump sum payment of principal plus accrued interest on January 1, 1999 (the "Note"); and

         WHEREAS, it is the desire of the parties hereto to change the date upon which payment shall be due.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

         1. Capitalized terms herein shall have the meaning ascribed to them in the Note.

         2. Payment of principal plus accrued interest on the Note shall be due and payable not later than thirty (30) days after the effective date of the initial public offering of International Smart Sourcing, Inc.

         3. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered on the date first above written.


                                        Compact Disc Packaging Corp.



                                        By: /s/ David L. Kassel
                                           ---------------------------
                                           David L. Kassel, President



                                        /s/ David L. Kassel
                                        ------------------------------
                                        David L. Kassel